UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 14, 2009
McKesson Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13252 (Commission File Number)	94-3207296 (I.R.S. Employer Identification No.)

McKesson Plaza, One Post Street, San Francisco, California (Address of principal executive offices)	94104 (Zip Code)
Registrant’s telephone number, including area code: (415) 983-8300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On July 14, 2009, the Compensation Committee of the Board of Directors of McKesson Corporation (the “Company”) determined that the Company will not enter into a new employment agreement with any executive officer, as defined by the Federal securities laws (an “Executive Officer”), or a material amendment of an existing employment agreement with any Executive Officer, which provides for payment or reimbursement by the Company of excise taxes that are payable by such Executive Officer under Section 4999 of the Internal Revenue Code of 1986, as amended, as a result of a change in control of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 14, 2009

McKesson Corporation
By:	/s/ Laureen E. Seeger
Laureen E. Seeger
Executive Vice President, General Counsel and Secretary